EXHIBIT 10.01

SECURED PROMISSORY NOTE

$750,000	May 14, 2004

FOR VALUE RECEIVED, the undersigned, ZAMBA CORPORATION, a Delaware corporation (the “Maker”), hereby promises to pay to the order of Pandora Select Partners L.P., a British Virgin Islands limited partnership, or its assigns (the “Payee”), at such place as the Payee may designate in writing, the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000), under the terms set forth herein.

1.             Interest.  The unpaid principal balance hereof from time to time outstanding shall bear interest from the date hereof at the rate of twelve percent (12%) per annum.

2.             Payment.  The principal and interest hereof is payable as follows:

(a)           Payments in cash of interest only are payable in arrears on June 14, July 14 and August 14, 2004; and

(b)           Commencing on September 14, 2004, and on the 14th day of each of the following 14 months, Maker shall pay amortized principal and interest on this Note of $54,092.84 (the “Monthly Scheduled Payment”).

3.             Optional Payment in Stock.

(a)           In lieu of making a cash payment under subsection 2(b) above, Maker may pay the Monthly Scheduled Payment, or any portion thereof, but only to the extent permitted by this subsection (a), by the issuance of shares of its $0.01 par value common stock (the “Common Stock”), the per share value of which is computed as provided in Subsection (b) below.  Despite the foregoing, the number of shares of Common Stock which may be issued to pay all or any portion of a particular Monthly Scheduled Payment may not exceed the lesser of (i) 10% of the aggregate number of traded shares of Common Stock reported on the NASDAQ System (or if not then traded on the NASDAQ System, on the OTC Bulletin Board as reported by bigcharts.com, or if this service is discontinued, such other reporting service acceptable to Payee) for the 30 trading days immediately preceding such Monthly Scheduled Payment due or (ii) a number of shares of Common Stock which, when added to the number of shares of Common Stock “Beneficially Owned” (within the meaning set forth in subsection (d) below) by Payee, would not cause Payee to Beneficially Own more than 4.99% of the Maker’s outstanding Common Stock.  In addition, in making the Monthly Scheduled Payments, the Maker shall not be permitted to issue more than 10,000,000 shares of Common Stock.   In computing under this subsection (a) the aggregate number of traded shares during any time period, the Maker shall exclude (i) shares sold by or for the account or at the direction of the Maker, officers or directors of Maker or any members of their immediate families or any affiliates of Maker and (ii) shares determined solely by Payee (for which Payee shall so inform the Maker in writing) to represent unlawful or potentially unlawful sales.  Maker may pay the Monthly Scheduled Payment, or any portion thereof, by the issuance of Common Stock only if, at the time of such payment, Maker has in effect a registration statement on Form S-2 or S-3 with the SEC and applicable state securities laws covering the original issuance of such shares by the Maker or the resale of such shares by the Payee (the “Registration Statement”).

(b)           The per share value of the Common Stock as of a specified Scheduled Monthly Payment date for the purposes of this Section 3 is 88% (rounded to the nearest $.01) of the average (rounded to the nearest $.01) of the high closing bid prices of Maker’s Common Stock on the NASDAQ System (or if not then traded on the NASDAQ System, then on the OTC Bulletin Board as reported by bigcharts.com, or if this service is discontinued, such other reporting service acceptable to Payee) for the 30 trading days immediately preceding the particular Scheduled Monthly Payment date.

(c)           Payment by Common Stock shall be deemed to be made by Maker by giving written notice to the Payee of the number of shares being issued in such payment, and the Maker’s calculation of the per share market value under subsection (b) above; provided that certificates representing those shares are delivered to Payee within 20 days of the due date of the Scheduled Monthly Payment.

(d)           The limitations on the right to exercise a warrant for 1,339,286 shares of Common Stock being issued to Payee in connection with this Note, as provided by such warrant (the “Warrant”), shall first reduce Payee’s Beneficial Ownership of Maker’s Common Stock before limiting the number of shares that Maker may issue to Payee as payment hereunder pursuant to Section 3(a) above.  The Payee will, at the request of Maker, from time to time, notify Maker of Payee’s computation of Payee’s Beneficial Ownership.  The parties shall compute Payee’s “Beneficial Ownership” of Maker’s Common Stock in accordance with U.S. Securities and Exchange Commission (“SEC”) Rule 13d-3.

4.             Contingent Additional Interest.  In the event that Maker fails by November 15, 2004 (the “Registration Deadline”) to obtain effectiveness under the Securities Act of 1933, as amended, and applicable state securities laws of the Registration Statement (as required by the terms of a Registration Rights Agreement between Maker and Payee of this date) covering all of the shares of Common Stock issuable as payment under this Note or upon exercise of the Warrant, then for each full month thereafter (prorated for partial months) that this failure continues (the “Failure Term”), Maker shall pay in arrears in cash, with the next otherwise Scheduled Monthly Payment under Sections 2 or 3(a) above (or if the last Scheduled Monthly Payment has been made, then on the same day of each succeeding month), additional interest (the “Contingent Additional Interest”) equal to the greater of $1,000 or 1% of the outstanding principal balance on this Note as of the last day of the prior month.  However, if the Failure Term runs for more than three months, the additional monthly cash interest payable thereafter shall increase to the greater of $2,000 or 2% of the outstanding principal balance on this Note as of the last day of the prior month.  Despite the foregoing, if the Payee consents (as provided under the Registration Rights Agreement) to an extension of the effective date of the Registration Statement beyond November 15, 2004, then the Registration Deadline hereunder shall be extended by a like period.

5.             Security.  The full and timely payment of this Note (together with the Maker’s obligations under a Purchase Agreement of this date between Maker and Payee) shall be secured by a Security Agreement of this date (the “Security Agreement”) covering all of Maker’s assets.  The security interest granted under the Security Agreement shall be subordinate only to the secured rights of Silicon Valley Bank, as the senior lender to Maker (the “Senior Debt”).

6.             Optional Prepayments.  The Maker may prepay this Note, in whole or in part, and in cash, without penalty by Maker upon fifteen days written notice to Payee.  Prepayments shall be applied first to accrued but unpaid interest and then to principal.

7.             Default.  The occurrence of any one or more of the following events shall constitute an event of default, upon which Payee may declare the entire principal amount of this Note, together with all accrued but unpaid interest, to be immediately due and payable in cash (despite provisions otherwise for payment with Common Stock):

(a)           The Maker shall fail to make any required payment of principal or interest (including Contingent Additional Interest) when due, and in its proper form (i.e., in cash, in stock or by a combination thereof), and such failure shall continue for 10 days after the due date thereof.

(b)           The Maker shall be in default of any term or provision of the Security Agreement.

(c)           The Maker shall become insolvent or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law shall be instituted by or against the Maker.

(d)           The Maker shall be in default of any term or provision relating to the Senior Debt.

Without limiting the above, the Maker acknowledges that payments on the various scheduled due dates in Sections 2 and 3(c) are of essence and that any failure to timely pay any installment of principal or interest (whether as permitted by cash, with stock or by a combination thereof and within any permitted grace period above) permits Payee to declare this Note immediately due in cash in its entirety without any prior notice of any kind to Maker.

8.             Applicable Law.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF

MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

9.             Waivers.  The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Note.

10.           No Setoffs.  The Maker shall pay principal and interest under the Note without any deduction for any setoff or counterclaim.

10.           Costs of Collection.  If this Note is not paid when due, the Maker shall pay Payee’s reasonable costs of collection, including reasonable attorney’s fees.

ZAMBA CORPORATION

By	/s/ Michael H. Carrel
Michael H. Carrel, Treasurer